                                                                    EXHIBIT 16.1

Deloitte                                                Deloitte & Touche LLP
                                                        Suite 1800
                                                        50 South Main Street
                                                        Salt Lake City, UT 84144
                                                        USA

                                                        Tel: +1 801 328 4706
                                                        Fax: +1 801 355 7515
                                                        www.deloitte.com

March 24, 2005

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read Item 4.01(a) of Energy West, Incorporated's Form 8-K/A (Amendment
No.1) dated March 4, 2005, and have the following comments:

    1.  We agree with the statements made in:
            •  the second sentence of (a)(i)
            •  (a)(ii), (a)(iv), (a)(v), (a)(viii), and (a)(ix)
            •  the second paragraph of (a)(vi)

    2.  We have no basis on which to agree or disagree with the statements made in:
            •  The first sentence of (a)(i)
            •  (a)(iii) and (a)(vii)
            •  The first paragraph of (a)(vi)

Yours truly,

/s/ Deloitte & Touche LLP

                                                        Member of
                                                        Deloitte Touche Tohmatsu